Form C

Cover Page

Name of issuer:

eyeCam, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/15/2014

Physical address of issuer:

2085 Bush Street, #604
San Francisco CA 94115

Website of issuer:

http://www.eyehand.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

12

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$13,350.00	$3,250.00
Cash & Cash Equivalents:	$10,100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$815,409.00	$365,561.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($439,748.00)	($365,869.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

eyeCam, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Bryan Davis	CEO	eyeCam, Inc.	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Bryan Davis	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
eyeCam, LLC	12500000.0 Common Stock	35.13
Foundation Productions, LLC	20000000.0 Common Stock	56.21

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company has projected 12 - 18 months to complete eyeHand prototype development. This projection may be inaccurate and it may take longer to complete the prototype which in turn may effect the time to a product or enterprise licensing or acquisition and the first liquidity event.

The Company has projected 18 - 24 months to complete the first product or enterprise licensing or acquisition and liquidity event. This projection may be inaccurate and it may take longer to complete the first liquidity event and return on investment for investors and partners.

The Company develops products and enterprises for licensing and acquisition. Some of the Company's products may be licensed or acquired as Intellectual Property and others may be licensed or acquired as functioning products, platforms, applications and companies. The value and price for each product or company may vary based on stage of development, strength of the IP portfolio, funding stage, consumer demand, market traction and other variables.

The Company's success and investors return on investment is not dependent on a single product or enterprise. Investors will receive a revenue interest in the licensing and sale of all eyeCam products and companies.

To date, we have generated limited revenue and therefore must rely on external financing to fund our operations.

We are a startup company and our business model currently focuses on the development of our personal server and cloud data storage technology. While we have generated limited amounts of revenue through the sale of our products, we have not generated sufficient revenue to fund our operations and cannot assure you when or if we will be able to do so.

We rely on external financing to fund our operations. We anticipate, based on our current proposed plans and assumptions relating to our operations (including the timetable of, and costs associated with, new product development) that, if the Minimum Amount is raised in this Offering, it will be sufficient to satisfy our contemplated cash requirements, but will delay our product roll out and may require us to seek additional financing, assuming that we do not accelerate the development of other opportunities available to us, engage in an extraordinary transaction or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

We expect capital outlays and operating expenditures to continue to increase over the next several years as we expand our infrastructure, commercial operations, development activities and establish offices.

Our future funding requirements will depend on many factors, including but not limited to the following:
The cost of expanding our operations;
The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;
The rate of progress and cost of development activities;
The need to respond to technological changes and increased competition;
The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
The cost and delays in product development and manufacturing;
Sales and marketing efforts to bring our products to market;
Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and
Lack of demand for and market acceptance of our products and technologies.
We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing additional debt securities, such debt instruments may provide for rights, preferences or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research development and commercialization activities. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

The development and commercialization of our product is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide, including Google, Microsoft and many other major companies. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products and services and thus may be better equipped than us to develop and commercialize products and services. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of the products can lead to injury or other adverse events.

These events could lead to recalls or safety alerts relating to our products (either voluntary or required by governmental authorities) and could result, in certain cases, in the removal of a product from the market. Any recall could result in significant costs as well as negative publicity that could reduce demand for our products. Personal injuries relating to the use of our products can also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals. Similarly, negligence in performing our services can lead to injury or other adverse events.

We rely on various intellectual property rights, including patents in order to operate our business.

We rely on the protection of patent, trademark, copyright and other intellectual property protection rights. Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management\'s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

The Company does not anticipate paying any cash dividends for the foreseeable future.

The Company currently intends to retain future earnings, if any, for the foreseeable future, to repay indebtedness and to support its business. The Company does not intend in the foreseeable future to pay any dividends to holders of its shares of common stock. In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us.

Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

The product images are artists renderings and are not the operation of any prototype or other device.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: eyeHand Product & Systems Architecture & Design

- $50,000 Operations & Business Dev. - $37,500 Legal & Intellectual Property - $150,000 Firmware & Software - $12,500 Wefunder fee

If we raise: **$500,000**

Use of Proceeds: eyeHand Proof-of-concept & Demonstration Model

- $100,000 Operations & Business Dev. - $75,000 Legal & Intellectual Property. - $300,000 Firmware & Software Engineering - $25,000 Wefunder fee

If we raise: **$1,070,000**

Use of Proceeds: eyeHand Wearable Smartphone functional prototype

- $220,000 Operations & Business Dev. - $100,000 Legal & Intellectual Property. - $700,000 Firmware & Software Engineering & Prototyping - $50,000 Wefunder fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (90%) , or
- (ii) if the valuation for the company is more than **$30 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a discount rate of 15%.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive Common Stock. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly

following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	50000000	34,333,333	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	1,250,000

Describe any other rights:

Convertible Note holders will have the same rights as Preferred Shareholders in eyeCam, Inc. when the notes convert into Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	01/15/18
Amount	$1,138,000.00
Interest rate	8.0% per annum
Discount rate	20.0%
Valuation cap	$30,000,000.00
Maturity date	06/01/18

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2018	Regulation D, Rule 506(b)	Common stock	$2,499,536	General operations
1/2018	Regulation D, Rule 506(b)	Convertible Note	$1,138,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	eyeCam, LLC
Amount Invested	$2,499,536.00
Transaction type	Priced round
Issue date	09/16/14
Relationship	Parent Company

This investment was paid in monthly installments from September 2014 through January 2018 including $1,867,500 investments prior to incorporation of eyeCam, Inc. on September 16, 2014.

As of December 31, 2017, the Company was owned in part by Foundation Productions, LLC (~56% of stock outstanding), and eyeCam, LLC (~35% of stock outstanding). Foundation Production, LLC and eyeCam, LLC share common management with the Company. During the periods under review, the Company was subject to a related party receivable of $2,000 consisting of amounts owed by eyeCam, LLC for a stock purchase in the Company, and a related party payable of $742,964 at December 31, 2016, consisting of amounts owed for work performed by an affiliate.

The Company has issued a series of convertible notes (the "Related Party Notes") to Eyecam LLC in exchange for assumption of certain startup and development expenses on the Company's behalf. The Related Party Notes are unsecured, and accrue interest at the rate of 8% per annum. The Related Party Notes mature on June 30, 2018. They are convertible to equity on terms that are substantially similar to the non-related party notes.

In early 2017, the Company recognized syndication costs incurred by a related party on its behalf in preparation for capital offerings to occur during 2017. Approximately $9,825 in such costs are due in payable by eyeCam, Inc. to eyeCam, LLC at a point in the future to be determined by the Company's management.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

eyeCam is an innovation company, we design and engineer products for licensing and acquisition. eyeCam is pioneering wearable computing products that free users from handheld phones beginning with eyeHand The Wearable Smartphone. eyeHand turns the hand and fingers into a touchscreen display, 3D mouse and controller, biometric key, wallet and IoT Command Center. eyeCam is taking the power away from a small screen and putting it into your hand. Natural and boundless, our display and 3D interfacing systems adapt in real-time to any surface. eyeHand is more than a product it is a platform for generations of new devices, applications and services.

eyeCam is designing the future of human interfacing and the Internet. Founded on the idea that handheld smartphones are only the first step in the evolution of smart devices, the next step is wearable computing. More seamless and convenient than a cell phone, the applications for our products are limitless. There are about as many cell phones on Earth as there are people, eyeCam is turning every hand into a smartphone. With over 50 products in the pipeline eyeCam offers an unparalleled opportunity for investors.

Join us as we build the prototype of eyeHand and own the future of wearable computing.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Foundation Productions LLC owns 56.21% of eyeCam Inc. Bryan Davis (CEO eyeCam Inc) owns 69.75% of Foundation Productions LLC, Michael Waldman (Investor) owns 30% of the Foundation Productions LLC and Suzanne Davis (Bryan's mother) owns 0.25% of the Foundation Productions LLC.

eyeCam LLC owns 35.13% of eyeCam Inc.

Foundation Productions, LLC is the managing partner of eyeCam, LLC and a stakeholder in eyeCam, Inc. and Bryan Davis is the managing partner.

eyeCam, LLC is the core innovation team and original applicant for all intellectual property related to eyeCam, Inc and our wearables IP portfolio. eyeCam, LLC has since transferred all intellectual property related to eyeHand to eyeCam, Inc. All related intellectual property is now owned in full by eyeCam, Inc.

eyeCam, Inc. is the primary operating and development company for all eyeCam products, technologies and companies.

Milestones

eyeCam, Inc. was incorporated in the State of Delaware in September 2014.

Since then, we have:

- We have 20 issued patents, 15 pending and over 50 in preparation.
- Raised $3.5 million since launching in 2014.
- Work with 12 corporate partners.
- We have more than 12 team members.

Historical Results of Operations

Our company was organized in September 2014 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0
- *Assets.* As of December 31, 2016, the Company had total assets of $13,350, including $10,100 in cash. As of December 31, 2015, the Company had $3,250 in total assets, including $0 in cash. As of December 31, 2016, the eyeHand intellectual property portfolio has been independently valued at over $30 million dollars.

- *Net Loss.* The Company has had net losses of $439,748 and net losses of $365,869 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- *Liabilities.* The Company's liabilities totaled $815,409 in Convertible Notes for the fiscal year ended December 31, 2016 and $365,561 in Convertible Notes for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $2,499,536 in equity and $1,138,000 in convertibles. Note we did not collect all this capital in January 2018 as stated in section 25. Both these rounds have been open and funds were collected over the past several years.

Our expenses are approximately $65,000 per month. A majority of those expenses will be hardware and software engineering and product development.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We have a monthly stipend of $30,000 from our lead investors to cover operating expenses through our Series A.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 0 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Our finances have doubled in the last year and have gone towards the development of our Intellectual Property portfolio which has grown to 16 issued patents as of October 1, 2017.

eyeCam, Inc. cash in hand is $25,660, as of January 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $35,000/month, for an average burn rate of $35,000 per month. We expect expenses to be $65,000/month for the next six months as we focus on HW/SW prototype development while revenue will remain $0. We have a monthly stipend of $30,000 from our lead investors to cover operating expenses through our Series A.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.eyehand.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Bryan Davis

Appendix E: Supporting Documents

INVEST IN EYECAM

The Power is in Your Hand!

"eyeCam is an innovation company, we design and engineer products for licensing and acquisition. eyeCam is pioneering wearable computing products that free users entirely from handheld phones beginning with eyeHand The Wearable Smartphone. eyeHand turns the hand and fingers into a touchscreen display, 3D mouse and controller, biometric key, wallet and IoT command center. eyeHand is more than a product it is a platform for generations of new devices, applications and services.

Bryan Davis
CEO, EYECAM


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Future Equity (SAFE)

$30M valuation cap | **10%** discount

A SAFE gives you the right to future shares in eyeCam. If you invest, you're betting the company will be worth more than $30M in the future.

EARLY BIRD BONUS: 15% Discount
Investors who fund up to the first $250K of this fundraise will invest in a SAFE with a $30M valuation cap and 15% discount.

INVESTOR PERKS

$1,000+	Become a Member of the eyeCam Social Media Team and earn up to $500 in additional Options in eyeCam
$2,500+	Become a Team Leader of the eyeCam Social Media Team and earn up to $1,250 in additional Options in eyeCam
$5,000+	Become a Director of the eyeCam Social Media Team and earn up to $2,500 in additional Options in eyeCam
$10,000+	Become a Member of the eyeCam Innovation Team and earn up to $5,000 in additional Options in eyeCam
$25,000+	Become a Team Leader of the eyeCam Innovation Team and earn up to $12,500 in additional Options in eyeCam
$50,000+	Become a Director of the eyeCam Innovation Team and earn up to $25,000 in additional Options in eyeCam

KEY FACTS

- We have 20 issued patents, 15 pending and over 50 in preparation.
- Raised $3.5 million since launching in 2014.
- Work with 12 corporate partners.

DOCUMENTS

eyeCam_PitchDeck__1_31_18_.pdf

Why I Like eyeCam

There are a few individuals and companies every generation that develop world-changing products and technologies: Henry Ford with the Model T , Edison with the light bulb, phonograph and motion picture camera, Apple with the Macintosh, iPod and the iPhone, and now, eyeCam is doing it with eyeHand, Video Wheels and the Adaptive Display System. What excites me most about eyeCam is that beyond designing amazing products, they are building a sustainable model for innovation – making it possible for everyone to participate and profit from early stage product design before acquisition. I am proud to be a part of this movement and to be invested in the future of wearables, the Internet, and much more.



Michael Waldman
INVESTOR

eyeCam has technology that can change the world and make wearable devices much more useful then todays devices. This is exciting to be involved in.



Walt Maclay
CEO, Voler Systems

I joined the team because of eyeCam's comprehensive solution, numerous product offerings and experienced team.



James Huie
Attorney, Wilson Sonsini Goodrich & Rosati

The reason we joined the project is because Studio Red likes advanced technology plays and we believe that eyeHand may lead to some really good applications.



Philip Bourgeois
CEO, Studio Red

I am excited about working with eyeCam because they are delving into futuristic technology that has only been seen in movies and video games. When I put on the eyeHand wrist mounted prototype and the image was projected onto my hand it made me believe that that the technology could work.



Tai Geng
Industrial Design, Studio Red

"The wearables and IoT markets include consumer, sports, fitness, medical, enterprise, finance, transportation, security and other industry verticals. eyeCam's wearable 3D imaging, interfacing, display, operating, networking and biometric identification systems have unlimited applications, and the opportunity to generate significant revenue."



Heidi Groshelle
Principal, Groshelle Communications

This wrist worn device turns your hand into touchscreen smartphone - Science & Technology World Website

Embedded with eyeCam's patented 3D interface and adaptive display technology, the eyeHand comes protected with company's own state-of-the-art biometric identification system.

May 31, 2017 @ en.twwtn.com

Top 10 Internet of Things Companies Disrupting the Sports Industry - Disruptor Daily

Sports have been a relevant part of the human condition for thousands of years, but technology is bringing them into the modern age. Internet of Things devices help sporty people monitor their best moves and plays, grow as players, and prevent

May 4, 2017 @ disruptordaily.com

This wrist worn device turns your hand into touchscreen smartphone

The new-age phones are smart, smart to the extent that you can do just about everything from taking calls, controlling everyday devices and making payments right from the smartphones. A California-based company called eyeCam thinks

December 15, 2016 @ damngeeky.com

eyeCam raises $1.5M for development of wearable platform

eyeCam, Inc. has received $1.5 million in reservations on equity crowdfunding site Crowdfunder to develop its wearable 3D interfacing, adaptive display, and biometric ID system. The company's patented 3D interfacing and adaptive display system is

December 14, 2016 @ biometricupdate.com

Wearable tech player eyeCam garners support - Mobile World Live

Wearable technology company eyeCam received $1.5 million in reservations from equity funding site Crowdfunder, as it works on a prototype of what it describes as a "wearable smartphone". Called eyeHand, the company said its technology "turns the

December 14, 2016 @ mobileworldlive.com

Investors Invited to Lend a Hand to eyeHand Development - Mobile ID World

A small company is looking for a few helping hands in getting its new wearable concept to market. Called eyeCam, the company is working on a new device called the eyeHand, which would project a virtual smartphone interface onto a user's hand.

August 3, 2016 @ mobileidworld.com

Taking the Internet From a Screen to the 3D World

Smartphones have changed our lives for the better. Access to information and services has never been so available. But for all its advantages, smartphones are still large, clunky, and largely inconvenient. Even smart watches still require proximity to a bulky phone. At eyeCam, we're imagining a world in which the access of a phone is seamlessly intergrated into your every day life by developing our eyeHand product. Our autonomous wearable smartphone uses a projection mapping and display system as well as a a 3D touch and gesture interface to turn your hand into a dynamic screen.


eyeHand™


MOVIES
LIVE RADIO




ITINERARY
TRAVEL DATES
CHECK IN

The Applications for Eyecam are Limitless


VOLUME
HEADPHONES
EYELIVE

Video Calling



3D Mouse and Controller


POWER
SECURITY
TEMPERATURE

Internet of Things


BOUDINI'S CAFE
SELECT CARD
TRANSFER FUNDS
TRANSACTIONS

Biometric Key & Wallet



Easy GPS Navigation



Simplified Social Sharing



Sports Tracker


FILTERS
CROP
SHARE

Camera



Health Monitor


CONTACTS
IDENTIFIED
FILTERS
CROP
HARE

Our Strategy Includes an Exit

By 2018, ABI research forecasts 485 million wearable smart devices will be sold globally per year. As an innovation company, we plan to make a splash in that market by selling our reference design kits to companies such as Google, Apple, Microsoft, Fitbit, Nike, Sony, Casio and other wearable product manufacturers and platform developers. By developing our products for other companies to manufacture and sell as their own, we can expect a lucrative exit over the next few years, especially because we're working with 16 issued patents, including a utility patent in 2013 on the first wrist-worn mapping, imaging, and projection interfacing system.


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FIG. 1A

$3.5 million

Raised so far

16	15	50+
Patents issued	Patents pending	Patents in preperation

Developing Our Proof of Concept

Beofre we can sell our prototype, we need a proof of concept. The money you help us raise during our equity crowdfunding campaign will get us to the next level with our proof of concept where we will be able to have some demonstrable product. That will help set us up for a much larger raise, because this idea much bigger than just a single product group. We're building a solid foundation of intellectual property, creating systems that have huge applications and huge payoffs, but we need your help to get us to the next step.

	Apple Apple Watch	Samsung Galaxy Gear	Fitbit Surge	Thalmos Lab Myo Band	Pebble Time	eyeCam eyeHand
Wearable Smartphone vs. Accessory	✗	✗	✗	✗	✗	✓
Projection Display	✗	✗	✗	✗	✗	✓
3D Interface	✗	✗	✗	✓	✗	✓
Multi-layered Biometric ID	✗	✗	✗	✗	✗	✓
Heart Rate & Fitness Monitor	✓	✓	✓	✗	✗	✓
Mobile Wallet	✓	✓	✗	✗	✗	✓

Our Progress So Far

August 2010

eyeCam, LLC is Incorporated

The parent company of eyeCam, Inc. is incorporated.

December 2010


PATENTED

Eight Utility and Design Patents Filed

Patents filed on wearable IP portfolio.

November 2012

Provisional Utility Patent Filed on eyeHand Adaptive Display System

July 2013

Voler SYSTEMS

Partnered with Voler Systems as Engineering Team

May 2014

First eyeCam Utility Patent and Seven Design Patents Issued

This brings our patent total to eight.

September 2014

eyeCam, Inc Incorporated

February 2016



eyeHand Proof-of-Concept is Completed

August 2017

Ten utility patents issued

We now have a total of 18 issued patents.

May 2018

eyeCam Product Innovation Platform and Marketplace Launches

October 2018

eyeHand Prototype and Systems Design are Completed

May 2019

eyeCam Completes First Product/Enterprise Acquisition

September 2019

eyeCam Completes Series B Round of Financing and Launches Innovation Fund

Let's Revolutionize Wearables Together

On behalf of the eyeCam team, I would like to say how grateful we are to all of our investors, team members, and corporate partners who are supporting us in building the prototype of eyeHand, The Wearable Smartphone, that will revolutionize wearable computing, human interfacing, and the Internet of Things.

Together we are pioneering the future of innovation.

—Bryan Davis

Meet the Founders



Bryan Davis

CEO

Entrepreneur, inventor, and a business and technology leader with 25 granted and pending patents.



James Fisher

Chief Product Designer

Award winning product designer, from 3D modeling and patent illustration to hardware and software integration, bringing new products to life.

AND THE REST OF THE TEAM



Kishore Jethanandani

Chief Analyst



Walt Maclay

CTO

As CEO of Voler Systems, Walt has over 30 years of management experience in custom electronics design for manufacture



Mark Brinkerhoff

Mechanical Engineer



Heidi Groshelle

Marketing Director



Alexandra Pony

Communications Director



Jonathan Salzedo

Software Engineer & Mathematician



Serdar Yeralan

Optics Engineer



Matthew Chu

UI Designer



Jordi Roses
Finance Director



Dmitriy K
Director of IT & Software

Interview

Wefunder interviewed Bryan Davis on July 12, 2017.

– COLLAPSE ALL

WF: What is eyeCam?

DAVIS:

eyeCam is an innovation company. We design and engineer products for licensing and acquisition. eyeCam is pioneering wearable computing products that free users entirely from handheld phones beginning with eyeHand The Wearable Smartphone.

Everyone on our team and all of our corporate partners are investing their time, services, resources and capital to own a stake in our developing products and companies. With over 50 products in the pipeline eyeCam offers an unparalleled opportunity for investors. Our purpose is to provide everyone with the opportunity to participate and profit from innovation.

WF: How does the eyeHand work and how would someone use it?

DAVIS:

eyeHand is the first wearable smartphone that turns the hand and fingers into a touchscreen display, 3D mouse and controller, biometric key, wallet and IoT command center. eyeHand is more than a product it is a platform for generations of new devices, applications and services.

WF: How did the company start?

DAVIS:

eyeCam was founded on the idea that handheld phones are only the first step in the evolution of smart devices, the next step is wearable computing. More seamless and convenient than a cell phone, the applications for our products are limitless. There are about as many cell phones on Earth as there are people, eyeCam is turning every hand into a smartphone display.

WF: What's been your design process?

DAVIS: The adaptive display technology is being designed from the ground up. We've been putting together an entire ecosystem of companies through various partnerships. We have three engineering firms, two electronics firms, one for optics, another for mechanical, and two software multimedia firms all working with us on equity. We also have two law firms and a market research firm. All partnered with us to develop the intellectual property behind eyeHand and many other devices.

We are now in the process of raising capital to build out a prototype essentially designed for manufacturers. Our goal is to develop these to be integrated for many other devices and then sell it. It is the same way that Android was acquired by Google and Siri was acquired by Apple. Those technologies are being integrated into a whole family of different devices from your phone to your home, Arc Intelligent Systems, your appliances and much more.

WF: Do you have prototypes, something people can see and touch? ^

DAVIS: eyeCam is raising our crowdfunding round and our Series A round of financing to build the prototype of eyeHand The Wearable Smartphone and the Adaptive Display, 3D Interfacing and Biometric ID Systems. Our patents and intellectual property cover the ability to image objects, map them, and adapt an interface to any surface in real time. The eyeHand systems are being developed for integration into generations of devices, applications and services.

WF: What various technologies are you developing? ^

DAVIS: **Adaptive Display System: Capacity to adapt a display and interface to any surface in real-time**

Walls, ceilings, floors, tables, appliances, smartphones, tablets, PCs, TVs, body, clothing, wearables, head-up displays, vehicles and more

The eyeHand adaptive display is boundless, not limited to a square screen or flat surface and able to customize to a user hand, fingers, body and surrounding objects and environment, continuously adjusting to fit moving surfaces of all shapes and sizes.

3D Interfacing System: Control 3D environments naturally using the hand, fingers and body

The future of the Internet is in 3 and 4 dimensions where websites, interfaces and applications are designed for AR /VR and Mixed Reality computing environments eyeHand replaces your mouse, remote and game controller by turning your hand and fingers into a touch and gesture interfacing system and generating a 3D map of your body for full body motion capture.

Biometric ID System: Continuous user verification through multi-layered biometrics

Locks, keys, credit cards and passwords can all be broken, lost or stolen and eyeHand makes them all obsolete. Unlock doors, avoid security lines, access medical records, encrypt and decrypt files, connect to the Internet and perform financial transactions instantly and securely. With eyeHand you become the key to your world.

WF: How are you planning to get product out into the market? ^

DAVIS: eyeCam designs and engineers products for licensing and acquisition. We develop products for other companies to manufacture and sell as their own. Our partners and investors receive a return on investment every time one of our developing products or companies is licensed or acquired. We expect to complete our first major sale of the eyeHand portfolio in the next 18- 24 months.

WF: What needs to happen now for you to have a fully functioning product? ^

DAVIS: eyeCam has the team, the intellectual property and all of the corporate partnerships in place to build the eyeHand prototype and develop the Adaptive Display, 3D Interfacing and Biometric ID systems for licensing and acquisition. eyeCam has spent the last 5 years working with our electronics, optics, systems and software engineering partners to develop the intellectual property for eyeHand and an entire portfolio of products and applications. After we complete our registered equity crowdfundiing round on WeFunder, our firmware and software engineering teams will build an initial demonstration prototype of eyeHand and our adaptive display, 3D interfacing and biometric ID systems followed by our Series A round of financing to complete prototype development and package the eyeHand product portfolio for licensing and acquisition.

WF: How much money are you hoping to raise? ^

DAVIS: We are raising a minimum of $250,000 and $1 million at the top end for our WeFunder campaign. This raise will support us in building the eyeHand demonstration prototype and support us in completing our Series A Round of $10 million in financing.

eyeCam will use the funds raised this round to:

1) Build the prototype of the eyeHand wearable smartphone.

2) Build the prototype of the adaptive display, 3D interfacing & multilayered biometric ID systems.

3) Expand the eyeCam IP portfolio (prepare and file over 50 patents).

4) Open the eyeCam office in San Francisco.

WF: What about crowd funding appeals to you?

DAVIS: Crowdfunding is appealing because eyeCam is an innovation company. Everybody on our team is an equity partner. WeFunder opens up investment to both accredited and non-accredited investors. Until recently, investment in early stage products and companies was limited to friends and family, wealthy angel investors and a few venture capital firms. eyeCam's purpose is to take the risk out of early stage investment in product development and make it possible for everyone to participate and profit from innovation. We are excited to partner with WeFunder on eyeCam's first registered equity crowdfunding campaign and we welcome all of our new investors and partners.

WF: Why aren't the major tech companies doing this type of product?

DAVIS: eyeCam began developing the intellectual property for our wearable smartphone portfolio in in 2010. We filed our first utility patent on eyeHand in 2012, years before the first Android or Apple Smartwatch hit the market. Today eyeCam has 20 issued patents, 15 pending and over 50 in preparation covering an entire wearable smartphone ecosystem including our Adaptive Display, 3D interfacing, biometrics, operating, networking and intelligence systems.

Because eyeCam is focused on product design for acquisition, many of the leading companies in our space are likely acquirers of eyeHand and our other developing products.

WF: How do you plan to make money?

DAVIS:

eyeCam will have five primary revenue streams:
1) Product and Enterprise Acquisitions
2) Product and IP Licensing & Sales
3) Product Development, Marketing & Sales Services
4) Advertisement Revenue
5) Subscription Fees

WF: What worries you about the future of this business?

DAVIS: Nothing worries us about the future of eyeCam. For over ten years we have been developing the intellectual property behind an entire mobile ecosystem covering a wide array of markets and industries. eyeCam is designing a huge portfolio of products, networks and applications from consumer wireless, wearables and the Internet of Things to sports and entertainment, medical and health, enterprise, finance, safety and security to vehicles and transportation systems.

WF: What are some of the possible applications for eyeHand?

DAVIS: eyeHand is the launching pad for an adaptive display system, 3D interfacing and biometric ID systems that are being designed for integration into generations of new devices from smartglasses, watches, clothing and equipment to home entertainment, businesses, medical facilities, vehicles and transportation systems. eyeCam is designing the future of the Internet and the Internet of Things.

WF: Who is on your team?

DAVIS: Each of the core members of eyeCam's team has managed their own companies and collectively brought hundreds of new products to market.

Bryan Davis, CEO of eyeCam, Inc. is an entrepreneur, inventor, business and technology leader with 35 granted and pending patents and co-founder of multiple companies; Walt Maclay, CTO is CEO of Voler Systems, eyeCam's electronics engineering partner and has over 30 years of management experience in custom electronics design for manufacture and has applied his leadership to many startups; James Fisher, Chief Product Designer is an award winning product designer - from 3D modeling animation and patent illustration to hardware and software integration; Tom McCullough, Director of Business Development has over 20 years of management and sales experience as CEO of Instant Mobile Solutions and head of sales at FS Studio; Jonathan Salzedo, Chief Software Engineer, is a mathematician and musician fluent in multiple computer languages and has decades of software engineering experience. These are just a few of eyeCam's extraordinary team members.

eyeCam corporate partners include some of the top electronics, optics, systems and software engineering, multimedia, video production, business, marketing, finance, legal and intellectual property firms in the country. Voler Systems, SurfaceInk and StudioRed are custom electronics, optics, mechanical, systems and software engineering firms that have partnered with eyeCam in designing emerging products from concept through manufacturing. Beyond Pix and FS Studios are producing our websites, software applications, videos and multimedia content, Stratford Managers is setting up our backend operations and our legal and intellectual property partners include Wilson Sonsini and Perkins Coie. All of our corporate partners are investing their time, services, resources and capital to own a stake in eyeCam's developing products and company.

WF: Besides having a head start, what give you an edge over potential competition? ^

DAVIS: eyeCam has spent 5 years building an innovation partnership ecosystem that enables us to corporate partners include some of the top electronics, optics, systems and software engineering, multimedia, video production, business, marketing, finance, legal and intellectual property firms in the country. Voler Systems, SurfaceInk and StudioRed are custom electronics, optics, mechanical, systems and software engineering firms that have partnered with eyeCam in designing emerging products from concept through manufacturing. Beyond Pix and FS Studios are producing our websites, software applications, videos and multimedia content, Stratford Managers is setting up our backend operations and our legal and intellectual property partners include Wilson Sonsini and Perkins Coie. All of our corporate partners are investing their time, services, resources and capital to own a stake in eyeCam's developing products and company.

WF: Are investors taking on greater risk because you are still pre-prototype? ^

DAVIS: eyeCam is taking the risk out of early stage investment in prototype development. Instead of investing in a single product or company, eyeCam investors receive a revenue interest in the licensing and sale of all eyeCam products and companies. With over 50 products in the pipeline eyeCam offers an unparalleled opportunity for investors. Our purpose is to provide everyone with the opportunity to participate and profit from innovation.

While other companies have to balance a focus on product development with manufacturing, supply chain management, distribution, marketing, sales and customer support. eyeCam is focused entirely on innovation. Our advantage is to design and monetize emerging products and technologies faster and at lower cost than other companies and we have organized all aspects of our approach to that end. eyeCam is building an open innovation system that rewards creative collaboration across our partnership ecosystem.

eyeCam has a sensational intellectual property portfolio geared to very hot markets. Our focus is on wearable, wireless and intelligent telecommunication devices, networks and applications that interface with the Internet of Things. With 35 issued and published patents and over 50 in preparation, eyeCam is developing the intellectual property for an entire mobile ecosystem.

WF: What is your plan for the next two years? ^

DAVIS: Over the next 18 - 24 months eyeCam will build the eyeHand prototype and position the Adaptive Display, 3-D Interfacing, and Multi-layered Biometric ID systems for licensing and acquisition either individually or as a portfolio. In the meantime eyeCam is designing over 50 other products and systems and will be launching additional investment rounds for our other technology groups. Investors joining eyeCam's WeFunder Crowdfunding round will receive a revenue interest in all of eyeCam, Inc.'s developing products and companies.

WF: Will eyeCam provide profit and loss reports? How often? ^

DAVIS: eyeCam will provide quarterly reports to our investors.

WF: How is each Investor's Revenue Interest calculated? ^

DAVIS: In addition to stock, eyeCam investors receive a proportional revenue interest in the licensing and sale of all eyeCam products and companies based on each investor's stock ownership in eyeCam, Inc. and eyeCam, Inc's stock ownership in each product and company which may vary based on the size of eyeCam's role in the development and financing of each project.

WF: Who has fiduciary responsibility for the funds and disbursements? ^

Bryan Davis, CEO of eyeCam, Inc.

WF: What is the breakdown of expenses? ^

DAVIS: The breakdown of our expenses through Initial Prototype Development is as follows:

1) Management & Operations: $250,000.

2) Software & UI Development: $250,000.

3) Firmware Development: $200,000.

4) Legal & Intellectual Property: $150,000

5) Marketing, PR & Multimedia: $100,000.

6) Office & Equipment: $50,000.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

2 The Company has projected 12 - 18 months to complete eyeHand prototype development. This projection may be inaccurate and it may take longer to complete the prototype which in turn may effect the time to a product or enterprise licensing or acquisition and the first liquidity event.

3 The Company has projected 18 - 24 months to complete the first product or enterprise licensing or acquisition and liquidity event. This

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

eyeCam is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

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Bryan Davis

CEO at eyeCam, Inc.

eyeCam, Inc. • Whittier College

San Francisco, California • 275

Connect ···

Experience

CEO
eyeCam, Inc.
Sep 2014 – Present • 3 yrs 6 mos
San Francisco Bay Area

The Innovation Company

CEO
eyeCam, LLC
Aug 2010 – Present • 7 yrs 7 mos
San Francisco Bay Area

The Innovation Company

CEO/ President
Foundation Productions, LLC
Jul 2002 – Present • 15 yrs 8 mos

CEO
LED Wheels, Inc.
Jul 2002 – Jul 2010 • 8 yrs 1 mo
San Francisco Bay Area

Reinventing the Wheel

Education

Whittier College

Featured Skills & Endorsements

Start-ups · 15 — Endorsed by **2 of Bryan's colleagues at eyeCam, Inc.**

Strategic Partner... · 8 — **Michele Molitor, CPCC, PCC, RTT and 7 connections** have given endorsements for this skill

Management · 7 — **Sarah J and 6 connections** have given endorsements for this skill

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Recommendations

Received (0) Given (3)



Matthew Chu
Senior Visual and UX Designer
October 13, 2013, Bryan was a client of Matthew's

What is impressive about Matthew is his willingness to go above and beyond, to take on additional responsibilities, to learn new skills, whatever is necessary to make the final product extraordinary.

Matthew has been involved in two projects with eyeCam, the first as a member of a design team and the second as lead designer on an advertisement campaign and brochures for our new products.



Andrew Jordan
UX Designer at NAGRA
May 30, 2012, Bryan was a client of Andrew's

Andrew has been a valued member of the Foundation Productions design team and it has been a privilege watching him grow through his school and professional work with us.

In addition to being a gifted a graphic artist, Andrew is a team leader and a problem solver who as played an active role in the development of a wide spectrum of projects ranging from consumer wireless and medical devices to architectural, vehicular, sports and game design, modeling and animation.

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Interests

eyeCam, Inc.
93 followers

Executive Roundtable
27,625 members

Whittier College
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Angel Investor Group
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Licensing Executives Society Inte...
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